UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2012

                           Island Radio, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-169397 (Commission File Number)	27-3042462 (I.R.S. Employer Identification Number)

Block 5, Room 2503 Wanda Square

No.93 Jianguo Road

Chaoyang District

Beijing, China 100022

 (Address of principal executive offices and zip code)

Phone: +86 13909840703

 (Registrant’s telephone number, including area code)

Copy of Communications To:

Bernard & Yam, LLP

Attn: Bin Zhou, Esq.

401 Broadway, Suite 1708

New York, NY 10013

Phone: 212-219-7783

Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, Eric R. Boyer and Nina Edstrom (“Sellers”), who are the major shareholders of Island Radio, Inc. (“Company”), entered into a Share Purchase Agreement with Chin Yung Kong, Qiuping Lu and Fumin Feng (“Purchasers”), under which Sellers sold to Purchasers 4,000,000 shares of common stock of the Company (2,000,000 shares to Chin Yung Kong, 1,000,000 shares to Qiuping Lu and 1,000,000 shares to Fumin Feng), which represented approximately 93% of the total issued and outstanding stock of the Company, for a total purchase price of $159,970.00 (“Total Purchase Price”).  At the closing of this share purchase transaction, Taurus Financial Partners, LLC forgave the $40,059.56’s total outstanding account payables that the Company owed to it.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 1.01 of this current report, on June 27, 2012, under a Share Purchase Agreement, Eric R. Boyer and Nina Edstrom sold 4,000,000 shares of common stock of the Company to Chin Yung Kong, Qiuping Lu and Fumin Feng. The sold shares are restricted stock that have not been registered with the Securities and Exchange Commission.

Item 5.01 Changes in Control of Registrant.

As described under Item 1.01 of this current report, on June 27, 2012, under a Share Purchase Agreement, Eric R. Boyer and Nina Edstrom sold 4,000,000 shares of common stock of the Company to Chin Yung Kong, Qiuping Lu and Fumin Feng. The sold 4,000,000 shares of common stock represented approximately 93% of the total issued and outstanding stock of the Company.  As result of this share purchase transaction, Chin Yung Kong, Qiuping Lu and Fumin Feng became the controlling shareholders of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 1.01 of this current report, on June 27, 2012, under a Share Purchase Agreement, Eric R. Boyer and Nina Edstrom sold 4,000,000 shares of common stock of the Company to Chin Yung Kong, Qiuping Lu and Fumin Feng.

In connection with this share purchase transaction, on June 27, 2012, the Company’s sole officer and director Nina Edstrom resigned from all positions that she held in the Company; Chin Yung Kong was appointed the Board Director, the Chairman and the President of the Company; Qiuping Lu was appointed the Board Director, the Vice President and the Treasurer of the Company; Fumin Feng was appointed the Board Director and the Secretary of the Company. The new Board of Directors also appointed Chin Yung Kong as the new Chief Executive Officer and Qiuping Lu as the new Chief Financial Officer.

The background information of the new officers and directors is set forth below:

Chin Yung Kong, age 59, resides in Dalian, China.  Mr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002 Mr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States.  From 1995 to 2002, Mr. Chin was financial controller for the Kwok Group Company in China.  Prior to 1995 Mr. Chin was a practicing auditor and Certified Public Accountant (CPA) with Foo Kon & Tan in Singapore.  Mr. Chin graduated from University of Hull in the United Kingdom with a Masters degree in Finance.

Qiuping Lu, age 41, graduated from the Accounting Major of Changzhou Industrial Institute in 1991. She was the Accounting Director of Changzhou Nonferrous Metal Factory from 1991 to 1998. She was the Accounting Director of Jiangsu Jiu Jiu Accounting Firm from 1998 to 2003. She was the Board Director of Hong Kong Han Fang Zhen Bao Group Holding Company from 2003 to present.

Fumin Feng, age 46, graduated from the Engineering Design major of Nanjing Science and Technology University in 1987. He was the Chairman of the Board of Jiangsu Nantong Fuyuan Machinery Company, Ltd. From 1987 to 2003. He was the Chairman of the Board of Jiangsu Nantong Fuyuan Investment Fund Management Company, Ltd from 2003 to 2006. He was the Chairman of the Board of Hong Kong Han Fang Zhen Bao Group Holding Company from 2006 to present.

There is family relationship among the new directors and officers: Qiuping Lu is Fumin Feng’s wife and Fumin Feng is Qiuping Lu’s husband.

To the knowledge of the Company, no executive officer or director has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Share purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Island Radio, Inc.

By:

/s/ Chin Yung Kong

Chin Yung Kong

President, Director, CEO

Date:

June 29, 2012